Exhibit 24.1





                      FREEPORT-McMoRan INC.

                    Certificate of Secretary
                    ------------------------



          I,  Michael C. Kilanowski,  Jr., Secretary of Freeport-

McMoRan  Inc. (the  "Corporation"),  a Delaware  corporation,  do hereby certify that the following resolution was  duly adopted by the Board  of Directors of the  Corporation at a meeting  held on

February 29, 1984, and that such resolution has not been amended,

modified or rescinded and is in full force and effect:

          RESOLVED, That any report, registration statement or other form filed on behalf of this corporation pursuant to the Securities Exchange Act of 1934, or any amendment to any such report, registration statement or other form, may be signed on behalf of any director or officer of this corporation pursuant to a power of attorney executed by such director or officer.

         IN  WITNESS WHEREOF, I have hereunto set my name and the

seal of the Corporation this 10th day of March, 1995.




                                  /s/ Michael C. Kilanowski, Jr.
(Seal)                            -----------------------------
                                  Michael C.Kilanowski, Jr.
                                  Secretary